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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 AUGUST 2, 1999
                                (DATE OF REPORT)



                                 UGI CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       PENNSYLVANIA                    1-11071                 23-2668356
(STATE OR OTHER JURISDICTION       (COMMISSION FILE         (I.R.S. EMPLOYER
     OF INCORPORATION)                 NUMBER)             IDENTIFICATION NO.)




                                460 N. GULPH ROAD
                       KING OF PRUSSIA, PENNSYLVANIA 19406
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (610) 337-1000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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UGI Corporation                                                         Form 8-K
Page 2                                                            August 2, 1999


ITEM 5.    OTHER EVENTS

         On August 2, 1999, the Registrant issued the attached news release announcing the commencement of the Registrant's previously announced self-tender offer for up to 4.5 million shares of its Common Stock, approximately 14% of the outstanding shares of the Registrant. The offer is being made through a modified "Dutch auction" in which the Registrant's shareholders have the opportunity to sell their shares to the Registrant at a price between $23.00 and $26.00 per share. The offer will expire Friday, August 27, 1999 unless extended by the Registrant.

         The news release is included as an exhibit to this report and is incorporated in this Item 5 by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

         (99) News release dated August 2, 1999.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          UGI CORPORATION
                                          (REGISTRANT)



                                          By: /s/ Brendan P. Bovaird
                                              -----------------------
                                              Brendan P. Bovaird
                                              Vice President and General Counsel

Date: August 2, 1999




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                                  EXHIBIT INDEX



Exhibit No.                  Description
-----------                  -----------


   (99)                      News release dated August 2, 1999






                                      A-1